                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

             MORGAN STANLEY INSURED CALIFORNIA MUNICIPAL SECURITIES

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Insured California Municipal Securities, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                           Withheld/      Broker
Matter                                                      Votes For     Abstentions   Non-Votes
------                                                    -------------   -----------   ---------
(1) David C. Arch......................................   2,135,369.511   107,322.000       0
    Bob R. Baker.......................................   2,134,451.511   108,240.000       0
    Frank S. Bayley....................................   2,135,169.511   107,522.000       0
    James T. Bunch.....................................   2,135,371.511   107,320.000       0
    Bruce L. Crockett..................................   2,135,369.511   107,322.000       0
    Rod Dammeyer.......................................   2,134,651.511   108,040.000       0
    Albert R. Dowden...................................   2,135,369.511   107,322.000       0
    Jack M. Fields.....................................   2,135,371.511   107,320.000       0
    Martin L. Flanagan.................................   2,030,149.511   212,542.000       0
    Carl Frischling....................................   2,134,451.511   108,240.000       0
    Prema Mathai-Davis.................................   2,132,938.511   109,753.000       0
    Lewis F. Pennock ..................................   2,134,514.511   108,177.000       0
    Larry Soll.........................................   2,135,369.511   107,322.000       0
    Hugo F. Sonnenschein...............................   2,132,940.511   109,751.000       0
    Raymond Stickel, Jr................................   2,135,371.511   107,320.000       0
    Philip A. Taylor ..................................   2,030,149.511   212,542.000       0
    Wayne W. Whalen....................................   2,134,449.511   108,242.000       0

                                                                             Votes      Withheld/       Broker
Matter                                                      Votes For       Against    Abstentions    Non-Votes
------                                                    -------------   ----------   -----------   -----------
(2) Approve a new advisory agreement between the Trust
       and Invesco Advisors, Inc.......................
                                                          1,829,859.511   62,527.000   112,377.000   237,928.000

                                                                            Votes       Withheld/       Broker
Matter                                                      Votes For      Against     Abstentions    Non-Votes
------                                                    -------------   ----------   -----------   -----------
(3) Approve a new sub-advisory agreement between
    Invesco Advisors, Inc. and each of Invesco TriMark
    Ltd.; Invesco Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited; Invesco Asset
    Management (Japan) Limited; Invesco Australia
    Limited; Invesco Hong Kong Limited; Invesco
    Institutional (N.A.), Inc.; and Invesco Senior
    Secured Management,
    Inc................................................   1,813,825.511   79,603.000   111,335.000   237,928.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.